Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91229, 333-125237, 333-190295, 333-197754, 333-231466, and 333-237554) of CIRCOR International, Inc. of our report dated March 30, 2020, except for the change in reportable segments discussed in Note 18 to the consolidated financial statements, as to which the date is March 15, 2021 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 15, 2021